UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 18, 2011

SunSi Energies Inc.
(Exact name of registrant as specified in its charter)

NEVADA	333-145910	20-8584329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Main Street, Suite 309 Brooklyn, New York	11201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  646-205-0291

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A, Amendment No. 2, is being filed for the purpose of filing the financial statements and pro forma financial information required by Item 9.01 with respect to the Current Report on Form 8-K filed by the registrant on March 10, 2011 regarding the acquisition of a 60% interest in Wendeng He Xie Silicon Co., Ltd. (“Wendeng”), as amended by Amendment No. 1 on Form 8-K/A filed by the registrant on May 20, 2011 which corrected the closing date of the acquisition to March 18, 2011.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The audited balance sheets, statements of operations and comprehensive income, changes in stockholders’ equity and cash flows for the years ended May 31, 2010 and 2009, and the related notes to the financial statements, together with the independent auditors’ report, are filed as Exhibit 99.1 to this Form 8-K/A and incorporated by reference in this Form 8-K/A.

The unaudited consolidated balance sheets as of February 28, 2011 and the unaudited consolidated statements of operations and comprehensive income and cash flows for the nine months ended February 28, 2011 and February 28, 2010 are filed as Exhibit 99.2 to this Form 8-K/A and incorporated by reference in this Form 8-K/A.

(b)	Pro Forma Financial Information

The unaudited pro forma consolidated balance sheet of the Registrant at February 28, 2011, and the unaudited pro forma consolidated statements of operations and comprehensive income for the nine months ended February 28, 2011 and the year ended May 31, 2010, are filed as Exhibit 99.3 to this Form 8-K/A and incorporated by reference in this Form 8-K/A.

(d)	Exhibits

99.1	Audited Financial Statements of Wendeng for the years ended May 31, 2010 and 2009.
99.2	Unaudited Financial Statements of Wendeng at February 28, 2011, and for the nine months ended February 28, 2011.
99.3
Unaudited Pro Forma Consolidated Balance Sheet of the Registrant at February 28, 2011, and the Unaudited Pro Forma Consolidated Statements of Operations and Comprehensive Income for the nine months ended February 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SunSi Energies Inc.

Dated:	June 2, 2011

By:	/s/ Richard St Julien
Richard St Julien
Vice President and Secretary